Exhibit 99.1
Caterpillar Inc.
1Q 2023 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports First-Quarter 2023 Results

	First Quarter
($ in billions except profit per share)	2023	2022
Sales and Revenues	$15.9	$13.6
Profit Per Share	$3.74	$2.86
Adjusted Profit Per Share	$4.91	$2.88

●	First-quarter 2023 sales and revenues increased 17% to $15.9 billion
●	First-quarter 2023 profit per share of $3.74; adjusted profit per share of $4.91
●	Returned $1.0 billion to shareholders through dividends and share repurchases in the quarter
IRVING, Texas, April 27, 2023 – Caterpillar Inc. (NYSE: CAT) announced first-quarter 2023 sales and revenues of $15.9 billion, a 17% increase compared with $13.6 billion in the first quarter of 2022. The increase was primarily due to favorable price realization and higher sales volume.
Operating profit margin was 17.2% for the first quarter of 2023, compared with 13.7% for the first quarter of 2022. Adjusted operating profit margin was 21.1% for the first quarter of 2023, compared with 13.7% for the first quarter of 2022. First-quarter 2023 profit per share was $3.74, compared with first-quarter 2022 profit per share of $2.86. Adjusted profit per share in the first quarter of 2023 was $4.91, compared with first-quarter 2022 adjusted profit per share of $2.88. In the first quarter of 2023 and 2022, adjusted operating profit margin and adjusted profit per share excluded restructuring costs. First-quarter 2023 restructuring costs included the impact of the divestiture of the company's Longwall business. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 13.
For the three months ended March 31, 2023, enterprise operating cash flow was $1.6 billion, and the company ended the first quarter with $6.8 billion of enterprise cash. In the quarter, the company paid dividends of $0.6 billion and repurchased $0.4 billion of Caterpillar common stock.
“I’d like to thank our global team for their strong operational performance while serving healthy demand during the first quarter. We achieved double-digit top-line growth and record adjusted profit per share while generating strong ME&T free cash flow,” said Jim Umpleby, Chairman and CEO. “Our team remains focused on supporting our customers as we execute our strategy for long-term profitable growth.”
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the first quarter of 2022 (at left) and the first quarter of 2023 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the first quarter of 2023 were $15.862 billion, an increase of $2.273 billion, or 17%, compared with $13.589 billion in the first quarter of 2022. The increase was due to favorable price realization and higher sales volume, partially offset by unfavorable currency impacts primarily related to the euro, Japanese yen and Australian dollar. The increase in sales volume was driven by higher sales of equipment to end users, partially offset by lower services sales volume.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	First Quarter 2022	Sales Volume	Price Realization	Currency	Inter-Segment / Other	First Quarter 2023	$ Change	% Change

Construction Industries	$6,115	$(173)	$942	$(151)	$13	$6,746	$631	10%
Resource Industries	2,830	157	472	(29)	(3)	3,427	597	21%
Energy & Transportation	5,038	621	480	(78)	193	6,254	1,216	24%
All Other Segment	118	(2)	—	(1)	(4)	111	(7)	(6%)
Corporate Items and Eliminations	(1,215)	(26)	—	1	(199)	(1,439)	(224)
Machinery, Energy & Transportation	12,886	577	1,894	(258)	—	15,099	2,213	17%

Financial Products Segment	783	—	—	—	119	902	119	15%
Corporate Items and Eliminations	(80)	—	—	—	(59)	(139)	(59)
Financial Products Revenues	703	—	—	—	60	763	60	9%

Consolidated Sales and Revenues	$13,589	$577	$1,894	$(258)	$60	$15,862	$2,273	17%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
First Quarter 2023
Construction Industries	$3,608	33%	$599	(4%)	$1,336	5%	$1,161	(21%)	$6,704	10%	$42	45%	$6,746	10%
Resource Industries	1,308	28%	474	19%	599	1%	978	31%	3,359	22%	68	(4%)	3,427	21%
Energy & Transportation	2,572	33%	380	23%	1,384	17%	719	20%	5,055	25%	1,199	19%	6,254	24%
All Other Segment	18	—%	—	—%	4	(20%)	13	(19%)	35	(10%)	76	(4%)	111	(6%)
Corporate Items and Eliminations	(48)		—		(1)		(5)		(54)		(1,385)		(1,439)
Machinery, Energy & Transportation	7,458	32%	1,453	9%	3,322	9%	2,866	2%	15,099	17%	—	—%	15,099	17%

Financial Products Segment	575	14%	104	42%	114	19%	109	(2%)	902	15%	—	—%	902	15%
Corporate Items and Eliminations	(83)		(18)		(18)		(20)		(139)		—		(139)
Financial Products Revenues	492	5%	86	54%	96	10%	89	(4%)	763	9%	—	—%	763	9%

Consolidated Sales and Revenues	$7,950	30%	$1,539	10%	$3,418	9%	$2,955	1%	$15,862	17%	$—	—%	$15,862	17%

First Quarter 2022
Construction Industries	$2,720		$627		$1,277		$1,462		$6,086		$29		$6,115
Resource Industries	1,018		399		594		748		2,759		71		2,830
Energy & Transportation	1,938		310		1,184		600		4,032		1,006		5,038
All Other Segment	18		—		5		16		39		79		118
Corporate Items and Eliminations	(24)		1		(2)		(5)		(30)		(1,185)		(1,215)
Machinery, Energy & Transportation	5,670		1,337		3,058		2,821		12,886		—		12,886

Financial Products Segment	503		73		96		111		783		—		783
Corporate Items and Eliminations	(36)		(17)		(9)		(18)		(80)		—		(80)
Financial Products Revenues	467		56		87		93		703		—		703

Consolidated Sales and Revenues	$6,137		$1,393		$3,145		$2,914		$13,589		$—		$13,589

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the first quarter of 2022 (at left) and the first quarter of 2023 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Longwall Divestiture is included in total restructuring costs. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the first quarter of 2023 was $2.731 billion, an increase of $876 million, or 47%, compared with $1.855 billion in the first quarter of 2022. The increase was primarily due to favorable price realization and higher sales volume, partially offset by the impact of the divestiture of the company's Longwall business and higher manufacturing costs. Unfavorable manufacturing costs largely reflected higher material costs.
In the first quarter of 2023, the divestiture of the company’s Longwall business was finalized, resulting in an unfavorable impact to operating profit of $586 million, primarily a non-cash item driven by the release of accumulated foreign currency translation. This impact was included in total restructuring costs.

Profit by Segment
(Millions of dollars)	First Quarter 2023	First Quarter 2022	$ Change	% Change
Construction Industries	$1,790	$1,057	$733	69%
Resource Industries	764	361	403	112%
Energy & Transportation	1,057	538	519	96%
All Other Segment	11	3	8	267%
Corporate Items and Eliminations	(1,008)	(244)	(764)
Machinery, Energy & Transportation	2,614	1,715	899	52%

Financial Products Segment	232	238	(6)	(3%)
Corporate Items and Eliminations	25	(17)	42
Financial Products	257	221	36	16%

Consolidating Adjustments	(140)	(81)	(59)

Consolidated Operating Profit	$2,731	$1,855	$876	47%

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Other Profit/Loss and Tax Items
•Other income (expense) in the first quarter of 2023 was income of $32 million, compared with income of $253 million in the first quarter of 2022. The change was primarily driven by unfavorable impacts from foreign currency exchange, commodity hedges and pension and other postemployment benefit (OPEB) plan costs, all partially offset by higher investment and interest income.
•The provision for income taxes for the first quarter of 2023 reflected an estimated annual global tax rate of 23%, compared with 24% for the first quarter of 2022, excluding the discrete items discussed below. The comparative tax rate for full-year 2022 was approximately 23%.
The estimated annual global tax rate excludes the impact of the nondeductible loss of $586 million related to the divestiture of the company's Longwall business in the first quarter of 2023. In addition, a discrete tax benefit of $32 million was recorded in the first quarter of 2023, compared with a $12 million benefit in the first quarter of 2022, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2023	$ Change	% Change
Total Sales	$6,115	$(173)	$942		$(151)	$13	$6,746	$631	10%

Sales by Geographic Region
	First Quarter 2023	First Quarter 2022	$ Change		% Change
North America	$3,608	$2,720	$888		33%
Latin America	599	627	(28)		(4%)
EAME	1,336	1,277	59		5%
Asia/Pacific	1,161	1,462	(301)		(21%)
External Sales	6,704	6,086	618		10%
Inter-segment	42	29	13		45%
Total Sales	$6,746	$6,115	$631		10%

Segment Profit
	First Quarter 2023	First Quarter 2022	Change		% Change
Segment Profit	$1,790	$1,057	$733		69%
Segment Profit Margin	26.5%	17.3%	9.2	pts

Construction Industries’ total sales were $6.746 billion in the first quarter of 2023, an increase of $631 million, or 10%, compared with $6.115 billion in the first quarter of 2022. The increase was due to favorable price realization, partially offset by lower sales volume and unfavorable currency impacts primarily related to the Japanese yen, euro and Chinese yuan. The decrease in sales volume was driven by the impact from changes in dealer inventories. Dealer inventory increased more during the first quarter of 2022 than during the first quarter of 2023.
▪In North America, sales increased due to favorable price realization and higher sales volume. Higher sales volume was driven by the impact from changes in dealer inventories. Dealer inventory increased more during the first quarter of 2023 than during the first quarter of 2022.
▪Sales decreased in Latin America primarily due to lower sales volume, partially offset by favorable price realization. Lower sales volume was driven by the impact from changes in dealer inventories. Dealer inventory increased during the first quarter of 2022, compared with a decrease during the first quarter of 2023.
▪In EAME, sales increased primarily due to favorable price realization, partially offset by unfavorable currency impacts, mainly related to the euro.
▪Sales decreased in Asia/Pacific primarily due to lower sales volume and unfavorable currency impacts, primarily related to the Japanese yen and Chinese yuan, partially offset by favorable price realization. Lower sales volume was driven by the impact from changes in dealer inventories and lower sales of equipment to end users. Dealer inventory increased more during the first quarter of 2022 than during the first quarter of 2023.

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Construction Industries’ profit was $1.790 billion in the first quarter of 2023, an increase of $733 million, or 69%, compared with $1.057 billion in the first quarter of 2022. The increase was mainly due to favorable price realization, partially offset by lower sales volume, including an unfavorable mix of products, and unfavorable manufacturing costs. Unfavorable manufacturing costs largely reflected higher material costs.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2023	$ Change	% Change
Total Sales	$2,830	$157	$472		$(29)	$(3)	$3,427	$597	21%

Sales by Geographic Region
	First Quarter 2023	First Quarter 2022	$ Change		% Change
North America	$1,308	$1,018	$290		28%
Latin America	474	399	75		19%
EAME	599	594	5		1%
Asia/Pacific	978	748	230		31%
External Sales	3,359	2,759	600		22%
Inter-segment	68	71	(3)		(4%)
Total Sales	$3,427	$2,830	$597		21%

Segment Profit
	First Quarter 2023	First Quarter 2022	Change		% Change
Segment Profit	$764	$361	$403		112%
Segment Profit Margin	22.3%	12.8%	9.5	pts

Resource Industries’ total sales were $3.427 billion in the first quarter of 2023, an increase of $597 million, or 21%, compared with $2.830 billion in the first quarter of 2022. The increase was primarily due to favorable price realization and higher sales volume. The increase in sales volume was due to higher sales of equipment to end users, partially offset by lower aftermarket parts sales volume.
Resource Industries’ profit was $764 million in the first quarter of 2023, an increase of $403 million, or 112%, compared with $361 million in the first quarter of 2022. The increase was mainly due to favorable price realization and higher sales volume, partially offset by unfavorable manufacturing costs. Unfavorable manufacturing costs largely reflected higher material costs.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	First Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2023	$ Change	% Change
Total Sales	$5,038	$621	$480		$(78)	$193	$6,254	$1,216	24%

Sales by Application
	First Quarter 2023	First Quarter 2022	$ Change		% Change
Oil and Gas	$1,314	$948	$366		39%
Power Generation	1,284	1,012	272		27%
Industrial	1,255	1,020	235		23%
Transportation	1,202	1,052	150		14%
External Sales	5,055	4,032	1,023		25%
Inter-segment	1,199	1,006	193		19%
Total Sales	$6,254	$5,038	$1,216		24%

Segment Profit
	First Quarter 2023	First Quarter 2022	Change		% Change
Segment Profit	$1,057	$538	$519		96%
Segment Profit Margin	16.9%	10.7%	6.2	pts

Energy & Transportation’s total sales were $6.254 billion in the first quarter of 2023, an increase of $1.216 billion, or 24%, compared with $5.038 billion in the first quarter of 2022. Sales increased across all applications and inter-segment sales. The increase in sales was primarily due to higher sales volume and favorable price realization.
▪Oil and Gas – Sales increased for reciprocating engine aftermarket parts and engines used in well servicing and gas compression applications. Turbines and turbine-related services increased as well.
▪Power Generation – Sales increased in large reciprocating engines, primarily data center applications, and small reciprocating engines. Turbines and turbine-related services increased as well.
▪Industrial – Sales were up across all regions.
▪Transportation – Sales increased in rail services and marine. International locomotive deliveries were also higher.
Energy & Transportation’s profit was $1.057 billion in the first quarter of 2023, an increase of $519 million, or 96%, compared with $538 million in the first quarter of 2022. The increase was mainly due to favorable price realization and higher sales volume, partially offset by unfavorable manufacturing costs and higher SG&A/R&D expenses. Unfavorable manufacturing costs were driven by higher material costs. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	First Quarter 2023	First Quarter 2022	$ Change	% Change
North America	$575	$503	$72	14%
Latin America	104	73	31	42%
EAME	114	96	18	19%
Asia/Pacific	109	111	(2)	(2%)
Total Revenues	$902	$783	$119	15%

Segment Profit
	First Quarter 2023	First Quarter 2022	Change	% Change
Segment Profit	$232	$238	$(6)	(3%)

Financial Products’ segment revenues were $902 million in the first quarter of 2023, an increase of $119 million, or 15%, compared with $783 million in the first quarter of 2022. The increase was primarily due to higher average financing rates across all regions.
Financial Products’ segment profit was $232 million in the first quarter of 2023, a decrease of $6 million, or 3%, compared with $238 million in the first quarter of 2022. The decrease was mainly due to unfavorable impacts from equity securities, currency exchange losses and mark-to-market adjustments on derivative contracts. These unfavorable impacts were partially offset by higher net yield on average earning assets and lower provision for credit losses at Cat Financial.
At the end of the first quarter of 2023, past dues at Cat Financial were 2.00%, compared with 2.05% at the end of the first quarter of 2022. Write-offs, net of recoveries, were $10 million for the first quarter of 2023, compared with $8 million for the first quarter of 2022. As of March 31, 2023, Cat Financial's allowance for credit losses totaled $348 million, or 1.27% of finance receivables, compared with $346 million, or 1.29% of finance receivables at December 31, 2022.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $983 million in the first quarter of 2023, an increase of $722 million from the first quarter of 2022, primarily driven by the impact of the divestiture of the company's Longwall business and increased expenses due to timing differences.
In the first quarter of 2023, the divestiture of the company’s Longwall business was finalized, resulting in an unfavorable impact to operating profit of $586 million, primarily a non-cash item driven by the release of accumulated foreign currency translation. This impact was included in total restructuring costs.

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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, April 27, 2023.
iii.Information on non-GAAP financial measures is included in the appendix on page 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, April 27, 2023, to discuss its 2023 first-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2022 sales and revenues of $59.4 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of (i) restructuring costs related to the divestiture of the company's Longwall business and (ii) other restructuring costs. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2023, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended March 31, 2023 - U.S. GAAP	$2,731	17.2%	$2,634	$708	26.9%	$1,943	$3.74
Restructuring costs - Longwall divestiture	586	3.7%	586	—	—%	586	1.13
Other restructuring costs	25	0.2%	25	5	20.0%	20	0.04
Three Months Ended March 31, 2023 - Adjusted	$3,342	21.1%	$3,245	$713	22.0%	$2,549	$4.91

Three Months Ended March 31, 2022 - U.S. GAAP	$1,855	13.7%	$1,999	$469	23.4%	$1,537	$2.86
Restructuring costs	13	0.1%	13	2	13.0%	11	0.02
Three Months Ended March 31, 2022 - Adjusted	$1,868	13.7%	$2,012	$471	23.4%	$1,548	$2.88

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 14 to 22 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended March 31,
	2023	2022
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,099	$12,886
Revenues of Financial Products	763	703
Total sales and revenues	15,862	13,589

Operating costs:
Cost of goods sold	10,103	9,559
Selling, general and administrative expenses	1,463	1,346
Research and development expenses	472	457
Interest expense of Financial Products	217	106
Other operating (income) expenses	876	266
Total operating costs	13,131	11,734

Operating profit	2,731	1,855

Interest expense excluding Financial Products	129	109
Other income (expense)	32	253

Consolidated profit before taxes	2,634	1,999

Provision (benefit) for income taxes	708	469
Profit of consolidated companies	1,926	1,530

Equity in profit (loss) of unconsolidated affiliated companies	16	7

Profit of consolidated and affiliated companies	1,942	1,537

Less: Profit (loss) attributable to noncontrolling interests	(1)	—

Profit [1]	$1,943	$1,537

Profit per common share	$3.76	$2.88
Profit per common share — diluted [2]	$3.74	$2.86

Weighted-average common shares outstanding (millions)
– Basic	516.2	534.5
– Diluted [2]	519.4	538.3

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$6,789	$7,004
Receivables – trade and other	9,230	8,856
Receivables – finance	9,119	9,013
Prepaid expenses and other current assets	2,889	2,642
Inventories	17,633	16,270
Total current assets	45,660	43,785

Property, plant and equipment – net	11,973	12,028
Long-term receivables – trade and other	1,209	1,265
Long-term receivables – finance	11,845	12,013
Noncurrent deferred and refundable income taxes	2,405	2,213
Intangible assets	694	758
Goodwill	5,309	5,288
Other assets	4,554	4,593
Total assets	$83,649	$81,943

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$3
-- Financial Products	5,841	5,954
Accounts payable	8,951	8,689
Accrued expenses	4,121	4,080
Accrued wages, salaries and employee benefits	1,368	2,313
Customer advances	2,202	1,860
Dividends payable	—	620
Other current liabilities	3,035	2,690
Long-term debt due within one year:
-- Machinery, Energy & Transportation	37	120
-- Financial Products	6,287	5,202
Total current liabilities	31,842	31,531

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,558	9,498
-- Financial Products	15,315	16,216
Liability for postemployment benefits	4,069	4,203
Other liabilities	4,695	4,604
Total liabilities	65,479	66,052

Shareholders’ equity
Common stock	6,546	6,560
Treasury stock	(32,108)	(31,748)
Profit employed in the business	45,457	43,514
Accumulated other comprehensive income (loss)	(1,746)	(2,457)
Noncontrolling interests	21	22
Total shareholders’ equity	18,170	15,891
Total liabilities and shareholders’ equity	$83,649	$81,943

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Three Months Ended March 31,
	2023	2022
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,942	$1,537
Adjustments for non-cash items:
Depreciation and amortization	532	557
Provision (benefit) for deferred income taxes	(191)	(99)
Loss on divestiture	572	—
Other	117	(52)
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(329)	(372)
Inventories	(1,403)	(1,032)
Accounts payable	477	452
Accrued expenses	38	(74)
Accrued wages, salaries and employee benefits	(950)	(965)
Customer advances	365	311
Other assets – net	107	99
Other liabilities – net	296	(49)
Net cash provided by (used for) operating activities	1,573	313
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(422)	(346)
Expenditures for equipment leased to others	(328)	(333)
Proceeds from disposals of leased assets and property, plant and equipment	184	269
Additions to finance receivables	(3,020)	(2,988)
Collections of finance receivables	3,169	2,966
Proceeds from sale of finance receivables	24	9
Investments and acquisitions (net of cash acquired)	(5)	(8)
Proceeds from sale of businesses and investments (net of cash sold)	(14)	—
Proceeds from sale of securities	239	571
Investments in securities	(536)	(1,438)
Other – net	26	(15)
Net cash provided by (used for) investing activities	(683)	(1,313)
Cash flow from financing activities:
Dividends paid	(620)	(595)
Common stock issued, including treasury shares reissued	(25)	(28)
Common shares repurchased	(400)	(820)
Proceeds from debt issued (original maturities greater than three months)	1,517	2,131
Payments on debt (original maturities greater than three months)	(1,475)	(1,387)
Short-term borrowings – net (original maturities three months or less)	(103)	(1,016)
Net cash provided by (used for) financing activities	(1,106)	(1,715)
Effect of exchange rate changes on cash	(1)	(16)
Increase (decrease) in cash, cash equivalents and restricted cash	(217)	(2,731)
Cash, cash equivalents and restricted cash at beginning of period	7,013	9,263
Cash, cash equivalents and restricted cash at end of period	$6,796	$6,532

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,099	$15,099	$—	$—
Revenues of Financial Products	763	—	935	(172)	1
Total sales and revenues	15,862	15,099	935	(172)

Operating costs:
Cost of goods sold	10,103	10,104	—	(1)	2
Selling, general and administrative expenses	1,463	1,320	158	(15)	2
Research and development expenses	472	472	—	—
Interest expense of Financial Products	217	—	217	—
Other operating (income) expenses	876	589	303	(16)	2
Total operating costs	13,131	12,485	678	(32)

Operating profit	2,731	2,614	257	(140)

Interest expense excluding Financial Products	129	129	—	—
Other income (expense)	32	(14)	(19)	65	3

Consolidated profit before taxes	2,634	2,471	238	(75)

Provision (benefit) for income taxes	708	648	60	—
Profit of consolidated companies	1,926	1,823	178	(75)

Equity in profit (loss) of unconsolidated affiliated companies	16	19	—	(3)	4

Profit of consolidated and affiliated companies	1,942	1,842	178	(78)

Less: Profit (loss) attributable to noncontrolling interests	(1)	—	2	(3)	5

Profit [6]	$1,943	$1,842	$176	$(75)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,886	$12,886	$—	$—
Revenues of Financial Products	703	—	813	(110)	1
Total sales and revenues	13,589	12,886	813	(110)

Operating costs:
Cost of goods sold	9,559	9,560	—	(1)	2
Selling, general and administrative expenses	1,346	1,182	172	(8)	2
Research and development expenses	457	457	—	—
Interest expense of Financial Products	106	—	106	—
Other operating (income) expenses	266	(28)	314	(20)	2
Total operating costs	11,734	11,171	592	(29)

Operating profit	1,855	1,715	221	(81)

Interest expense excluding Financial Products	109	109	—	—
Other income (expense)	253	157	15	81	3

Consolidated profit before taxes	1,999	1,763	236	—

Provision (benefit) for income taxes	469	412	57	—
Profit of consolidated companies	1,530	1,351	179	—

Equity in profit (loss) of unconsolidated affiliated companies	7	8	—	(1)	4

Profit of consolidated and affiliated companies	1,537	1,359	179	(1)

Less: Profit (loss) attributable to noncontrolling interests	—	—	1	(1)	5

Profit [6]	$1,537	$1,359	$178	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At March 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,789	$6,017	$772	$—
Receivables – trade and other	9,230	3,481	477	5,272	[1,2]
Receivables – finance	9,119	—	14,655	(5,536)	2
Prepaid expenses and other current assets	2,889	2,629	289	(29)	3
Inventories	17,633	17,633	—	—
Total current assets	45,660	29,760	16,193	(293)

Property, plant and equipment – net	11,973	8,090	3,883	—
Long-term receivables – trade and other	1,209	463	276	470	[1,2]
Long-term receivables – finance	11,845	—	12,346	(501)	2
Noncurrent deferred and refundable income taxes	2,405	2,923	118	(636)	4
Intangible assets	694	694	—	—
Goodwill	5,309	5,309	—	—
Other assets	4,554	3,795	1,940	(1,181)	5
Total assets	$83,649	$51,034	$34,756	$(2,141)

Liabilities
Current liabilities:
Short-term borrowings	$5,841	$—	$5,841	$—
Accounts payable	8,951	8,893	342	(284)	6,7
Accrued expenses	4,121	3,646	461	14	7
Accrued wages, salaries and employee benefits	1,368	1,341	27	—
Customer advances	2,202	2,196	—	6	7
Other current liabilities	3,035	2,400	687	(52)	[4,8]
Long-term debt due within one year	6,324	37	6,287	—
Total current liabilities	31,842	18,513	13,645	(316)

Long-term debt due after one year	24,873	9,589	15,315	(31)	9
Liability for postemployment benefits	4,069	4,069	—	—
Other liabilities	4,695	3,786	1,601	(692)	4
Total liabilities	65,479	35,957	30,561	(1,039)

Shareholders’ equity
Common stock	6,546	6,546	905	(905)	10
Treasury stock	(32,108)	(32,108)	—	—
Profit employed in the business	45,457	41,277	4,169	11	10
Accumulated other comprehensive income (loss)	(1,746)	(657)	(1,089)	—
Noncontrolling interests	21	19	210	(208)	10
Total shareholders’ equity	18,170	15,077	4,195	(1,102)
Total liabilities and shareholders’ equity	$83,649	$51,034	$34,756	$(2,141)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to accrued expenses or customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$7,004	$6,042	$962	$—
Receivables – trade and other	8,856	3,710	519	4,627	[1,2]
Receivables – finance	9,013	—	13,902	(4,889)	2
Prepaid expenses and other current assets	2,642	2,488	290	(136)	3
Inventories	16,270	16,270	—	—
Total current assets	43,785	28,510	15,673	(398)

Property, plant and equipment – net	12,028	8,186	3,842	—
Long-term receivables – trade and other	1,265	418	339	508	[1,2]
Long-term receivables – finance	12,013	—	12,552	(539)	2
Noncurrent deferred and refundable income taxes	2,213	2,755	115	(657)	4
Intangible assets	758	758	—	—
Goodwill	5,288	5,288	—	—
Other assets	4,593	3,882	1,892	(1,181)	5
Total assets	$81,943	$49,797	$34,413	$(2,267)

Liabilities
Current liabilities:
Short-term borrowings	$5,957	$3	$5,954	$—
Accounts payable	8,689	8,657	294	(262)	6
Accrued expenses	4,080	3,687	393	—
Accrued wages, salaries and employee benefits	2,313	2,264	49	—
Customer advances	1,860	1,860	—	—
Dividends payable	620	620	—	—
Other current liabilities	2,690	2,215	635	(160)	[4,7]
Long-term debt due within one year	5,322	120	5,202	—
Total current liabilities	31,531	19,426	12,527	(422)

Long-term debt due after one year	25,714	9,529	16,216	(31)	8
Liability for postemployment benefits	4,203	4,203	—	—
Other liabilities	4,604	3,677	1,638	(711)	4
Total liabilities	66,052	36,835	30,381	(1,164)

Shareholders’ equity
Common stock	6,560	6,560	905	(905)	9
Treasury stock	(31,748)	(31,748)	—	—
Profit employed in the business	43,514	39,435	4,068	11	9
Accumulated other comprehensive income (loss)	(2,457)	(1,310)	(1,147)	—
Noncontrolling interests	22	25	206	(209)	9
Total shareholders’ equity	15,891	12,962	4,032	(1,103)
Total liabilities and shareholders’ equity	$81,943	$49,797	$34,413	$(2,267)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,942	$1,842	$178	$(78)	1,5
Adjustments for non-cash items:
Depreciation and amortization	532	342	190	—
Provision (benefit) for deferred income taxes	(191)	(169)	(22)	—
Loss on divestiture	572	572	—	—
Other	117	124	(143)	136	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(329)	205	14	(548)	[2,3]
Inventories	(1,403)	(1,402)	—	(1)	2
Accounts payable	477	465	34	(22)	2
Accrued expenses	38	6	32	—
Accrued wages, salaries and employee benefits	(950)	(928)	(22)	—
Customer advances	365	365	—	—
Other assets – net	107	223	4	(120)	2
Other liabilities – net	296	134	37	125	2
Net cash provided by (used for) operating activities	1,573	1,779	302	(508)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(422)	(414)	(9)	1	2
Expenditures for equipment leased to others	(328)	—	(330)	2	2
Proceeds from disposals of leased assets and property, plant and equipment	184	7	179	(2)	2
Additions to finance receivables	(3,020)	—	(3,462)	442	3
Collections of finance receivables	3,169	—	3,437	(268)	3
Net intercompany purchased receivables	—	—	(258)	258	3
Proceeds from sale of finance receivables	24	—	24	—
Net intercompany borrowings	—	—	2	(2)	4
Investments and acquisitions (net of cash acquired)	(5)	(5)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(14)	(14)	—	—
Proceeds from sale of securities	239	162	77	—
Investments in securities	(536)	(433)	(103)	—
Other – net	26	27	(1)	—
Net cash provided by (used for) investing activities	(683)	(670)	(444)	431
Cash flow from financing activities:
Dividends paid	(620)	(620)	(75)	75	5
Common stock issued, including treasury shares reissued	(25)	(25)	—	—
Common shares repurchased	(400)	(400)	—	—
Net intercompany borrowings	—	(2)	—	2	4
Proceeds from debt issued > 90 days	1,517	—	1,517	—
Payments on debt > 90 days	(1,475)	(90)	(1,385)	—
Short-term borrowings – net < 90 days	(103)	(3)	(100)	—
Net cash provided by (used for) financing activities	(1,106)	(1,140)	(43)	77
Effect of exchange rate changes on cash	(1)	4	(5)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(217)	(27)	(190)	—
Cash, cash equivalents and restricted cash at beginning of period	7,013	6,049	964	—
Cash, cash equivalents and restricted cash at end of period	$6,796	$6,022	$774	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,537	$1,359	$179	$(1)	1
Adjustments for non-cash items:
Depreciation and amortization	557	358	199	—
Provision (benefit) for deferred income taxes	(99)	(83)	(16)	—
Other	(52)	(46)	(89)	83	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(372)	(257)	(7)	(108)	[2,3]
Inventories	(1,032)	(1,030)	—	(2)	2
Accounts payable	452	393	40	19	2
Accrued expenses	(74)	(1)	(73)	—
Accrued wages, salaries and employee benefits	(965)	(940)	(25)	—
Customer advances	311	311	—	—
Other assets – net	99	137	(17)	(21)	2
Other liabilities – net	(49)	(279)	202	28	2
Net cash provided by (used for) operating activities	313	(78)	393	(2)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(346)	(344)	(3)	1	2
Expenditures for equipment leased to others	(333)	(4)	(335)	6	2
Proceeds from disposals of leased assets and property, plant and equipment	269	33	241	(5)	2
Additions to finance receivables	(2,988)	—	(3,139)	151	3
Collections of finance receivables	2,966	—	3,159	(193)	3
Net intercompany purchased receivables	—	—	(42)	42	3
Proceeds from sale of finance receivables	9	—	9	—
Net intercompany borrowings	—	—	1	(1)	4
Investments and acquisitions (net of cash acquired)	(8)	(8)	—	—
Proceeds from sale of securities	571	478	93	—
Investments in securities	(1,438)	(1,266)	(172)	—
Other – net	(15)	18	(33)	—
Net cash provided by (used for) investing activities	(1,313)	(1,093)	(221)	1
Cash flow from financing activities:
Dividends paid	(595)	(595)	—	—
Common stock issued, including treasury shares reissued	(28)	(28)	—	—
Common shares repurchased	(820)	(820)	—	—
Net intercompany borrowings	—	(1)	—	1	4
Proceeds from debt issued > 90 days	2,131	—	2,131	—
Payments on debt > 90 days	(1,387)	(6)	(1,381)	—
Short-term borrowings – net < 90 days	(1,016)	(124)	(892)	—
Net cash provided by (used for) financing activities	(1,715)	(1,574)	(142)	1
Effect of exchange rate changes on cash	(16)	(21)	5	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,731)	(2,766)	35	—
Cash, cash equivalents and restricted cash at beginning of period	9,263	8,433	830	—
Cash, cash equivalents and restricted cash at end of period	$6,532	$5,667	$865	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
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